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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2005


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                        BEAR ISLAND PAPER COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)


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           Virginia                   333-42201             06-0980835
(State or other jurisdiction         (Commission         (I.R.S. Employer
      of incorporation)              File Number)       Identification No.)

                     10026 Old Ridge Road, Ashland, VA 23005
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (804) 227-3394

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

Brant-Allen Industries, Inc. ("Brant-Allen"), the parent company of Bear Island Paper Company, L.L.C. (the "Company"), is contemplating a restructuring that would bring the Company and two other paper mills affiliated with Brant-Allen under the common control of Brant-Allen. The Company expects that any such restructuring, if consummated, would result in the early extinguishment of the Company's outstanding $100 million aggregate principal amount of 10% Senior Secured Notes due 2007 (the "Notes") through a redemption, tender offer or otherwise. Pursuant to the indenture under which the Notes were issued, the Notes are currently redeemable, at the Company's option, at 101.667% of their principal amount plus accrued and unpaid interest, if any, to the date of redemption.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2005

                               BEAR ISLAND PAPER COMPANY, L.L.C.
                                        (Registrant)


                               By:   /s/  Peter M. Brant
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                                     Name:  Peter M. Brant
                                     Title:  Chairman of the Board of Directors
                                             and Chief Executive Officer